                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Tandem Computers Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _

     (2)  Form, Schedule or Registration Statement No.:

        _

     (3)  Filing Party:

        _

     (4)  Date Filed:

        _

LOGO

                                                               December 10, 1996
Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Tuesday, January 28, 1997, at 10:00 A.M., at the offices of the Company at 10435 N. Tantau Avenue, Cupertino, California.

     The Notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign, and return, at an early date, the enclosed proxy in the prepaid envelope, to assure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's Annual Report to Stockholders is also enclosed.

     The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Sincerely yours,

THOMAS J. PERKINS     ROEL PIEPER
Chairman of the
   Board              Vice Chairman and Chief Executive Officer

                         TANDEM COMPUTERS INCORPORATED
                               ------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 28, 1997
                               ------------------

     The Annual Meeting of Stockholders of Tandem Computers Incorporated (the "Company") will be held at the offices of the Company at 10435 N. Tantau Avenue, Cupertino, California, on January 28, 1997, at 10:00 A.M. for the following purposes:

          1. To elect two Class II Directors to hold office until 2000.

          2. To consider and vote upon a proposal to adopt the Tandem Computers Incorporated 1997 Stock Plan.

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

          4. To transact such other business as may properly come before the Meeting and any adjournment or postponement of the Meeting.

     The Board of Directors has fixed the close of business on December 2, 1996, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement of the Meeting. A complete list of stockholders entitled to vote will be available at the Secretary's office, 10435 N. Tantau Avenue, Cupertino, California, for 10 days before the Meeting.

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY.

                                                 JOSEPHINE T. PARRY
                                                 Secretary
December 10, 1996

                         TANDEM COMPUTERS INCORPORATED

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tandem Computers Incorporated, a Delaware corporation (the "Company"), with principal executive offices at 19333 Vallco Parkway, Cupertino, California 95014, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on January 28, 1997, and any adjournment or postponement of the Annual Meeting. The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by submitting a later-dated proxy or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for director listed in this Proxy Statement, FOR approval of the proposal to adopt the Tandem Computers Incorporated 1997 Stock Plan and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

     Stockholders of record at the close of business on December 2, 1996, are entitled to notice of and to vote at the Annual Meeting. On December 2, 1996, the Company had 118,667,378 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the record date, except that in voting for directors, each stockholder is entitled to cumulate votes for the election of directors whose names have been placed in nomination; that is, a stockholder may cast as many votes as there are directors to be elected multiplied by the number of shares which the stockholder holds. All such votes may be cast for one candidate or distributed among the nominees for director as the stockholder sees fit. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees for election to the Board of Directors as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those nominees for whom authority to vote has not been withheld. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for the purposes of determining whether a proposal has been approved.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or telegraph. No additional compensation will be paid to such persons for such solicitation. The Company has also engaged Morrow & Co., Inc., to assist in the solicitation of proxies and will pay this firm a fee of approximately $6,000 plus expenses. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about December 10, 1996.

                                   IMPORTANT

PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY, AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                             ELECTION OF DIRECTORS

     The Company has three classes of directors serving staggered three-year terms. Two Class II directors are to be elected at the Annual Meeting for a three-year term expiring on the date of the Annual Meeting in 2000 or until such director shall resign or until his successor shall have been duly elected or appointed.

     Following James G. Treybig's resignation as President and Chief Executive Officer of the Company after serving in such capacity for 22 years for the Company, on January 8, 1996 Roel Pieper became President and Chief Executive Officer and was appointed to the Board of Directors. On April 29, 1996, Robert
M. Kavner became a director. On June 30, 1996, Mr. Treybig resigned from the Board of Directors. The Board was expanded in July 1996 and Alex S. Vieux and Washington SyCip were appointed to the Board. On October 22, 1996, Enrico L. Pesatori became the Company's President and Chief Operating Officer and was appointed to the Board of Directors and Mr. Pieper was appointed Vice Chairman of the Board.

     Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Franklin P. Johnson, Jr. and Thomas J. Perkins as Class II directors. Both such persons are currently members of the Board of Directors of the Company. Jack F. Bennett and Washington SyCip, who are each currently Class II directors, will not be standing for reelection. In the event that any such person becomes unable or unwilling to serve, the shares represented by the enclosed proxy (unless otherwise indicated on such proxy) will be voted for such other person as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

     Set forth below are the names and ages of the nominees and directors, the class to which each has been elected or nominated for election, their principal occupations at present and for the past five years, certain directorships held by each, and the year in which each became a director of the Company.

                 NAME AND PRINCIPAL OCCUPATION AT PRESENT AND                    DIRECTOR
                    FOR THE PAST FIVE YEARS; DIRECTORSHIPS                        SINCE     AGE
-------------------------------------------------------------------------------  --------   ---
CLASS I
Morton Collins(1)(2)...........................................................    1975     60
  General Partner of DSV Partners III, DSV Management, Ltd., and DSV Partners
  IV, Princeton, New Jersey, private investment partnerships, since 1981, 1982, and 1985, respectively; General Partner, DSV Associates, private investment partnership, from 1974 to 1986; Director of Kopin Corporation, The Liposome
  Company and ThermoTrex Corporation.
Robert M. Kavner...............................................................    1996     53
  President and Chief Executive Officer of On Command Corp. since September
  1996; independent internet, entertainment and telecommunications consultant from August 1995 to September 1996; head of Business Advisory Group of
  Creative Artists Agency from June 1994 to August 1995; Executive Vice
  President of AT&T, Chief Executive Officer of Multimedia Products and
  Services Group and member of Executive Committee of AT&T from 1992 to June
  1994 and held various other positions with AT&T from 1984 to 1992; Director of Fleet Financial Group and Ascent Entertainment Inc.

                 NAME AND PRINCIPAL OCCUPATION AT PRESENT AND                    DIRECTOR   AGE
                    FOR THE PAST FIVE YEARS; DIRECTORSHIPS                        SINCE     --
-------------------------------------------------------------------------------    ----
Roel Pieper....................................................................    1996     40
  Chief Executive Officer since January 8, 1996 and Vice Chairman since October
  22, 1996; President from January 8, 1996 to October 22, 1996; Senior Vice
  President, President and Chief Executive Officer of UB Networks, Inc. from
  1993 to January 1996; President and Chief Executive Officer from 1991 to 1993 of UNIX Systems Laboratories, Inc; Chief Technical Officer and Senior Vice
  President of Software AG from 1981 to 1991; Director of Smart Valley Inc.,
  Veritas Software Corporation, Lincoln National Corporation and General Magic
  Inc.
Alex S. Vieux..................................................................    1996     39
  Chairman of DASAR Inc., a company providing strategic and marketing support for technology companies and organizing international tradeshows and industry conferences, since 1989; Special Advisor to the French Ministry of Industry
  since 1990; U.S. business correspondent for French daily, LeMonde, from 1986 to 1992; Consultant for Andersen Consulting from 1982 to 1985; taught economics at Universite de Paris-La Sorbonne from 1981 to 1984; Director of
  NetSource Communications and AI Tech International Corp.
CLASS II
Franklin P. Johnson, Jr.(1)(2)(3)..............................................    1975     68
  General Partner of Asset Management Partners, a Palo Alto, California,
  private investment partnership, since 1982; Owner of Asset Management
  Company, a Palo Alto, California, investment management proprietorship, since
  1967; Member of the Advisory Board of the Center for Economic Policy
  Research, Stanford University; Director of AMGen, Boole & Babbage, and Idec
  Pharmaceuticals Corporation.
Thomas J. Perkins(3)...........................................................    1974     64
  Chairman of the Board of the Company since 1974; General Partner of Kleiner &
  Perkins and Kleiner Perkins Caufield & Byers, San Francisco, California,
  private investment partnerships, since 1972 and a general or limited partner of the ensuing Kleiner Perkins Caufield & Byers funds; Director of Philips
  Electronics N.V.
CLASS III
Vera Stephanie Shirley(2)......................................................    1992     63
  Life President of F.I. Group, PLC, a computer services, training and recruitment company, since 1962; Master of the Worshipful Company of
  Information Technologists, 1992 through 1993; Director of AEA Technology plc and UK Atomic Energy Authority; Chair, The Kingwood Trust.
Enrico L. Pesatori.............................................................    1996     56
  President and Chief Operating Officer of the Company since October 22, 1996;
  Vice President and General Manager, Computer Systems Division of Digital
  Equipment Corporation from February 1993 to July 1996; President and Chief
  Executive Officer of Zenith Data Systems from January 1991 to January 1993;
  various management positions with Ing. C. Olivetti & C., S.p.A., including
  President and Chief Executive Officer of Olivetti North America, Chief
  Executive Officer of Docutel-Olivetti, Vice President of Corporate Product
  Strategy and head of Olivetti Systems Group from August 1969 to December
  1990.

                 NAME AND PRINCIPAL OCCUPATION AT PRESENT AND                    DIRECTOR   AGE
                    FOR THE PAST FIVE YEARS; DIRECTORSHIPS                        SINCE     --
-------------------------------------------------------------------------------    ----
Robert G. Stone, Jr.(3)........................................................    1978     73
  Chairman Emeritus and Director of the Board of Kirby Corporation, a
  diversified corporation engaged, through its subsidiaries, in inland and offshore transportation and diesel repairs, since 1983; Director of Core
  Industries, Inc., NovaCare, Russell Reynolds Associates, Inc. and Tejas Gas
  Corporation; Director emeritus of The Chubb Corporation, Corning
  Incorporated, The Pittson Company, Japan Fund Inc., and various funds managed by Scudder, Stevens & Clark.
Walter B. Wriston(3)...........................................................    1986     77
  Chairman and Chief Executive Officer of Citicorp and Citibank, N.A., from
  1970 to 1984; President and Chief Executive Officer of Citicorp from 1968 to
  1970; President and Chief Executive Officer of Citibank, N.A., from 1967 to
  1970; Director of AEA Investors, Inc., Cygnus, Inc., Vion Pharmaceuticals,
  Inc., United Meridian Corporation, York International Corporation, WMNB
  Acquisition Corp. and ICOS Corporation.

---------------
(1) Member of Audit Committee.

(2) Member of Compensation/Option Committee.

(3) Member of Nominating Committee.

                                STOCK OWNERSHIP

     The following table sets forth information as of September 30, 1996, as to shares of Common Stock beneficially owned by each director and nominee for director named under "Election of Directors," each executive officer named in the Summary Compensation Table under "Compensation of Executive Officers and Directors," each stockholder known to the Company to own more than 5% of the Company's outstanding stock and the directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals.

                                                                                 BENEFICIAL OWNERSHIP
                                                                                   OF COMMON STOCK
                                                                                ----------------------
                                                                                NUMBER OF     PERCENT
                                                                                SHARES(1)     OF CLASS
                                                                                ---------     --------
PRIMECAP Management Company, 225 S. Lake Ave., #400,
  Pasadena, CA 91101..........................................................  9,722,400        8.2%(2)
Dodge & Cox
  One Sansome Street, San Francisco, CA 94104.................................  7,096,625        6.0%(2)
Merrill Lynch & Co., Inc. and Merrill Lynch Group, Inc.,
  World Financial Center, N. Tower, 250 Vesey Street,
  New York, NY 10281 and Princeton Services, Inc.,
  800 Scudders Mill Road, Plainsboro, NJ 08536................................  6,060,207        5.1%(2)
The Capital Group Companies, Inc., and
  Capital Research and Management Company
  333 S. Hope Street, Los Angeles, CA 90017...................................  5,923,900        5.0%(2)
Thomas J. Perkins(3)..........................................................  2,107,965        1.8%
James G. Treybig(4)...........................................................    672,996        *
Franklin P. Johnson, Jr.(5)...................................................    432,029        *
Roel Pieper...................................................................    240,969        *
Gerald L. Peterson (6)........................................................    202,490        *
David J. Rynne(7).............................................................    197,694        *
Robert G. Stone, Jr.(8).......................................................     87,279        *
Kurt L. Friedrich.............................................................     85,699        *
John T. Losier................................................................     63,771        *
Morton Collins (9)............................................................     52,057        *
Walter B. Wriston.............................................................     52,029        *
Washington SyCip..............................................................     31,346        *
Vera Stephanie Shirley........................................................     26,948        *
Jack F. Bennett...............................................................     25,529        *
Robert M. Kavner..............................................................     10,000        *
Alex S. Vieux.................................................................          0        *
All executive officers and directors as a group
  (21 persons including the 11 directors named above).........................  4,111,937        3.5%

---------------
 *  Less than one percent.

(1) Includes shares which may be acquired within 60 days pursuant to the exercise of options as follows: Mr. Perkins, 32,029 shares; Mr. Treybig, 219,994 shares; Mr. Johnson, 32,029 shares; Mr. Pieper, 240,969 shares; Mr. Peterson,

    176,974 shares; Mr. Rynne, 188,560 shares; Mr. Stone, 32,029 shares; Mr. Friedrich, 85,699 shares; Mr. Losier, 63,771 shares; Mr. Collins, 32,029 shares; Mr. Wriston, 50,029 shares; Mr. SyCip, 31,346 shares; Ms. Shirley, 21,948 shares; Mr. Bennett, 19,029 shares; and all executive officers and directors as a group, 1,429,181 shares.

(2) As represented in Schedule 13G filings for: (a) PRIMECAP Management Company on June 12, 1996; (b) Dodge & Cox on February 13, 1996; (c) Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and Princeton Services, Inc. on January 30, 1996; and (d) The Capital Group Companies, Inc. and Capital Research and Management Company on February 8, 1995, respectively.

(3) Includes 77,000 shares held by Thomas J. Perkins, Inc., in a corporate retirement plan for the benefit of Mr. Perkins.

(4) Includes 263 shares owned by Mr. Treybig's wife and 1,097 shares held in a 401(k) plan for Mr. Treybig's benefit.

(5) Includes 400,000 shares held by Asset Management Partners, a partnership of which Mr. Johnson is general partner.

(6) Includes 1,010 shares held indirectly by a trust for Mr. Peterson, and 700 shares owned by Mr. Peterson's wife.

(7) Includes 998 shares held in a 401(k) plan for Mr. Rynne's benefit.

(8) Includes 8,000 shares held by a trust for the benefit of Mr. Stone's wife, 3,600 shares held by a SEP IRA for the benefit of Mr. Stone, and 2,000 shares held directly by Mr. Stone's wife.

(9) Includes 2,800 shares held for the benefit of Mr. Collins' children and as to which Mr. Collins disclaims any beneficial interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors and executive officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and executive officers during the last fiscal year were filed on time.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and equity compensation paid or accrued during the three fiscal years ended September 30, 1996, by the Company and its subsidiaries to the Vice Chairman and Chief Executive Officer, the former President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined at the end of the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                                  AWARDS
                                                 ANNUAL COMPENSATION           ------------
                                          ----------------------------------    SECURITIES
                               FISCAL                           OTHER ANNUAL    UNDERLYING         ALL OTHER
                                YEAR       SALARY    BONUS(1)   COMPENSATION     OPTIONS        COMPENSATION(2)
                               ------     --------   --------   ------------   ------------     ---------------
Roel Pieper...................  1996      $523,868   $ 56,559          --        1,200,000(3)(4)  $    42,003
  Vice Chairman and                                   200,000
  Chief Executive Officer       1995       336,520         --          --               --             34,772
                                1994       330,012    139,486          --          246,000            129,289
James G. Treybig..............  1996      $155,078   $ 42,081          --           87,500(5)     $ 4,841,393(6)
  Former President and          1995       629,835         --          --           37,500              3,750
  Chief Executive Officer       1994       622,902    310,155          --               --              3,750
Kurt L. Friedrich.............  1996      $340,000   $187,617          --          247,000(7)     $     3,805
  Senior Vice President,        1995       316,250     60,859      $3,577           20,000              3,750
  General Manager and Chief     1994       310,918    125,984          --               --              5,418
  Technology Officer, Parallel
  Systems Business Unit
John T. Losier................  1996(8)   $201,250   $298,493(9)        --         350,000        $    27,408
  Senior Vice President,                               50,000
  Worldwide
  Sales and Services Group
Gerald L. Peterson............  1996      $350,000   $214,596          --          210,500(10)    $     3,568
  Senior Vice President and     1995       309,530     60,270      $5,481           20,000              7,500
  General Manager,              1994       289,866    118,088          --               --                600
  ServerNet Business Unit
David J. Rynne................  1996      $350,000   $ 26,380          --          260,000(11)    $     3,156
  Senior Vice President and                           110,000
  Chief Financial Officer       1995       310,000         --          --           20,000                 --
                                1994       290,892    118,780          --               --              5,727

---------------
 (1) For Messrs. Pieper, Losier and Rynne, the fiscal 1996 bonus on the first line was paid pursuant to the SEIP (defined herein on page 14) and the bonus on the second line was paid on the basis of individual performance.

 (2) "All Other Compensation" includes for fiscal 1996 the following: (i) contributions by the Company of $2,656, $3,750, $3,805, $2,672, $3,568 and
     $3,156, respectively, to the 401(k) Plan on behalf of Messrs. Pieper, Treybig, Friedrich, Losier, Peterson and Rynne to match 1996 pre-tax elective deferral contributions (included under Salary) made by each such officer to the 401(k) Plan; (ii) $25,238 of interest forgiven on Mr. Pieper's indebtedness to the Company; and (iii) reimbursement of relocation expenses of $14,109 for Mr. Pieper and $24,736 for Mr. Losier.

 (3) Includes an option to purchase 700,000 shares granted pursuant to the Company's 1997 Plan, as defined below, subject to stockholder approval.

 (4) Includes an option to purchase 247,651 shares in consideration for which Mr. Pieper surrendered 246,000 options to purchase UB Networks stock.

 (5) Includes an option granted on December 18, 1995 for 37,500 shares upon cancellation of a previous option granted on November 15, 1994 and three options granted for an aggregate of 50,000 shares upon cancellation of a previous option granted on December 21, 1988.

 (6) Mr. Treybig received compensation of $4,837,643 at his retirement pursuant to the terms of his employment agreement, as amended.

 (7) Includes an option granted for 20,000 shares upon cancellation of a previous option granted on November 15, 1994.

 (8) Mr. Losier entered into employment with the Company on March 1, 1996.

 (9) Includes a hire-on bonus of $150,000 for Mr. Losier.

(10) Includes an option granted for 20,000 shares upon cancellation of a previous option granted on November 15, 1994.

(11) Includes an option granted for 20,000 shares upon cancellation of a previous option granted on November 15, 1994.

OPTION GRANTS IN FISCAL 1996

     The following table provides details regarding stock options granted to the named executive officers in fiscal 1996.

                         OPTIONS GRANTS IN FISCAL 1996

                                                                                              POTENTIAL REALIZABLE
                                                PERCENT OF                                      VALUE AT ASSUMED
                                NUMBER OF      TOTAL OPTIONS                                 ANNUAL RATES OF STOCK
                               SECURITIES       GRANTED TO                                     PRICE APPRECIATION
                               UNDERLYING      EMPLOYEES IN     EXERCISE                        FOR OPTION TERM
                                 OPTIONS          FISCAL          PRICE      EXPIRATION    --------------------------
            NAME              GRANTED(1)(2)       YEAR(3)       ($/SHARE)       DATE           5%             10%
----------------------------  -------------    -------------    ---------    ----------    -----------    -----------
Roel Pieper.................      252,349          3.23%         $10.625        1/8/06     $ 1,686,197    $ 4,273,155
                                  247,651(4)       3.17%           9.880        1/8/06       1,538,774      3,899,556
                                  200,000(5)(6)    2.56%          10.625       8/15/06       1,336,401      3,386,703
                                  250,000(6)       3.20%          18.750       8/15/06       2,947,944      7,470,668
                                  250,000(6)       3.20%          23.500       8/15/06       3,694,756      9,363,237
                                ---------                                                  -----------    -----------
                                1,200,000                                                  $11,204,072    $28,393,319
James G. Treybig............       37,500          0.48%         $11.250       6/30/99     $   264,750    $   672,000
                                   50,000          0.64%          16.500      12/21/98         519,000      1,312,500
                                ---------                                                  -----------    -----------
                                   87,500                                                  $   783,750    $ 1,984,500
Kurt L. Friedrich...........        7,000          0.09%         $11.500      11/13/05     $    50,626    $   128,296
                                  120,000          1.53%          11.250      12/18/05         849,008      2,151,552
                                   40,000          0.51%          15.000        3/8/06         377,337        956,245
                                   40,000          0.51%          18.750        3/8/06         471,671      1,195,307
                                   40,000          0.51%          23.500        3/8/06         591,161      1,498,118
                                ---------                                                  -----------    -----------
                                  247,000                                                  $ 2,339,803    $ 5,929,518
John T. Losier..............      230,000          2.94%         $ 9.000        3/8/06     $ 1,301,812    $ 3,299,047
                                   40,000          0.51%          15.000        3/8/06         377,337        956,245
                                   40,000          0.51%          18.750        3/8/06         471,671      1,195,307
                                   40,000          0.51%          23.500        3/8/06         591,161      1,498,118
                                ---------                                                  -----------    -----------
                                  350,000                                                  $ 2,741,981    $ 6,948,717
Gerald L. Peterson..........       10,500          0.13%         $11.500      11/13/05     $    75,939    $   192,444
                                   80,000          1.02%          11.250      12/18/05         566,005      1,434,368
                                   40,000          0.51%          15.000        3/8/06         377,337        956,245
                                   40,000          0.51%          18.750        3/8/06         471,671      1,195,307
                                   40,000          0.51%          23.500        3/8/06         591,161      1,498,118
                                ---------                                                  -----------    -----------
                                  210,500                                                  $ 2,082,113    $ 5,276,482
David J. Rynne..............       20,000          0.26%         $11.500      11/13/05     $   144,646    $   366,561
                                  120,000          1.53%          11.250      12/18/05         849,008      2,151,552
                                   40,000          0.51%          15.000        3/8/06         377,337        956,245
                                   40,000          0.51%          18.750        3/8/06         471,671      1,195,307
                                   40,000          0.51%          23.500        3/8/06         591,161      1,498,118
                                ---------                                                  -----------    -----------
                                  260,000                                                  $ 2,433,823    $ 6,167,783

---------------
(1) In general, options to purchase shares of the Company's Common Stock vest daily over a period of four years, are not exercisable for a period of six months from the effective date, and expire ten years from the effective date.

(2) Includes options granted on December 18, 1995 to Messrs. Treybig, Peterson, Friedrich and Rynne of 37,500, 20,000, 20,000 and 20,000 shares respectively upon cancellation of previous options granted on November 15, 1994 for the same numbers of shares respectively and includes for Mr. Treybig options for 50,000 shares regranted upon cancellation of a previous option granted on December 21, 1988; see Ten-Year Option Repricing table on pages 11 and 12.

(3) Total number of options granted in fiscal year 1996 was 7,818,764.

(4) Upon his appointment as President and Chief Executive Officer, Mr. Pieper was granted an option to purchase 247,651 shares, 110,945 shares of which were immediately vested, in consideration for which he surrendered 246,000 options to purchase UB Networks stock.

(5) This option will become 100% vested on the date the closing price of the Company's stock reaches $15 per share or more as reported by the New York Stock Exchange.

(6) Mr. Pieper's 200,000, 250,000 and 250,000 share options are granted pursuant to the 1997 Plan, as defined below, which is subject to stockholder approval.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table shows stock options exercised by the named executive officers during fiscal 1996, including the aggregate net value realized upon exercise of an option. In addition, this table includes the number of shares covered by unexercised stock options (both exercisable and unexercisable) as of fiscal year-end, and the value of unexercised in-the-money options (both exercisable and unexercisable) based on the year-end price of the Company's Common Stock.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                                      AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                              VALUE OF UNEXERCISED
                               SHARES                       NUMBER OF UNEXERCISED                 IN-THE-MONEY
                              ACQUIRED                       OPTIONS AT 9/30/96               OPTIONS AT 9/30/96(2)
                                UPON        VALUE       -----------------------------     -----------------------------
                              EXERCISE     REALIZED     EXERCISABLE(1)  UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                              --------     --------     -----------     -------------     -----------     -------------
Roel Pieper.................     --           --          220,433          998,016(3)      $ 217,335        $ 255,032
James G. Treybig............     --           --          219,994                0            64,196                0
Kurt L. Friedrich...........     --           --           73,081          224,391            19,174           21,806
John T. Losier..............     --           --           49,386          300,614            64,908          395,092
Gerald L. Peterson..........     --           --          168,116          185,784            23,842           21,158
David J. Rynne..............     --           --          177,051          232,450            40,373           29,627

---------------
(1) The amounts in this column represent the number of vested unexercised options at September 30, 1996.

(2) The amounts in this column represent the difference between the exercise price and the closing market price of $11.00 on September 30, 1996, for the Common Stock. The actual value of unexercised options fluctuates with market activity.

(3) Includes 700,000 share options granted pursuant to the 1997 Plan, as defined below, which is subject to stockholder approval.

                        TEN-YEAR OPTION REPRICING TABLE

REPRICING OF STOCK OPTIONS

     As discussed in the "Report of the Compensation/Option Committee on Executive Compensation," in December 1995, the Company offered employees who participated in the FY95 Tandem Incentive Plan an opportunity to surrender unexercised stock options granted on November 15, 1994 with an exercise price of $17.50 in exchange for new options for an equal number of shares with an exercise price equal to the then current fair market value of $11.25 per share. The new options retained the same vesting status and expiration date as the options surrendered. Certain named executive officers participated in the "trade-in" program, and the following table sets forth the repricing of options held by the named executive officers and any other executive officers during the last ten completed fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                                     LENGTH OF
                                               NUMBER OF                                                              ORIGINAL
                                              SECURITIES                MARKET PRICE                                   OPTION
                                              UNDERLYING    NUMBER OF    OF STOCK AT                               TERM REMAINING
                                                OPTIONS        NEW         TIME OF         EXERCISE        NEW       AT DATE OF
                                               REPRICED      OPTIONS    REPRICING OR     PRICE AT TIME   EXERCISE    REPRICING
        NAME AND POSITION            DATE    OR AMENDED(1)   GRANTED    AMENDMENT($)    OF REPRICING($)  PRICE($)    (IN YEARS)
---------------------------------- --------  -------------  ---------  ---------------  ---------------  --------  --------------
EXECUTIVE OFFICERS
Kurt Friedrich.................... 12/18/95      20,000       20,000        11.250           17.500       11.250         8.9
  Senior Vice President, General
  Manager and Chief Technology
  Officer, Parallel Systems
  Business Unit
Gerald L. Peterson................ 12/18/95      20,000       20,000        11.250           17.500       11.250         8.9
  Senior Vice President            12/18/92      23,000       18,400        14.625           19.000       14.625         4.8
  and General Manager,               3/4/91      10,000        5,000        13.250           27.250       13.250         8.9
  ServerNet Business Unit           8/24/88         100          100        13.375           18.700       13.375         1.4
                                    12/9/88      23,000       23,000        16.750           29.687       19.000         8.8
David J. Rynne.................... 12/18/95      20,000       20,000        11.250           17.500       11.250         8.9
  Senior Vice President and        12/18/92      20,000       16,000        14.625           19.000       14.625         4.8
  Chief Financial Officer            3/4/91      13,000        6,501        13.250           27.250       13.250         8.9
                                    8/24/88         100          100        13.375           18.700       13.375         1.4
                                    12/9/88      20,000       20,000        16.750           29.687       19.000         8.8
William W. Heil, Jr............... 12/18/95      15,000       15,000        11.250           17.500       11.250         8.9
  Senior Vice President            12/18/92       5,250        4,200        14.625           19.000       14.625         4.8
  and General Manager,               3/4/91      15,500       11,751        13.250           27.250       13.250         8.9
  ServerWare Business Unit
Jack W. Chapman................... 12/18/95       5,000        5,000        11.250           17.500       11.250         8.9
  Vice President and Chairman,       3/4/91       7,000        3,501        13.250           27.250       13.250         8.9
  Tandem Europe                     8/24/88         100          100        13.375           18.700       13.375         1.4
                                    12/9/88      12,000       12,000        16.750           29.687       19.000         8.8
Lawrence A. Laurich............... 12/18/95      11,500       11,500        11.250           17.500       11.250         8.9
  Vice President, Systems          12/18/92      20,000       16,000        14.625           19.000       14.625         4.8
  Development                        3/4/91       5,000        2,501        13.250           27.250       13.250         8.9
                                    12/9/88      20,000       20,000        16.750           29.687       19.000         8.8
                                    8/24/88         100          100        13.375           18.700       13.375         1.4
Josephine T. Parry................ 12/18/95      10,000       10,000        11.250           17.500       11.250         8.9
  Vice President, General          12/18/92       4,000        3,200        14.625           19.000       14.625         4.3
  Counsel and Secretary              3/4/91       7,500        3,751        13.250           27.250       13.250         8.9
                                    12/9/88       4,000        4,000        16.750           35.750       19.000         8.8
                                    8/24/88         100          100        13.375           18.700       13.375         1.4
John T. Reece..................... 12/18/95       6,500        6,500        11.250           17.500       11.250         8.9
  Vice President and Controller
Gerd Stoecker..................... 12/18/95       7,000        7,000        11.250           17.500       11.250         8.9
  Vice President and               12/18/92       1,356        1,085        14.625           19.000       14.625         4.8
  Treasurer                          3/4/91       9,000        4,501        13.250           27.250       13.250         8.9
                                    8/24/88         100          100        13.375           18.700       13.375         1.4
                                    12/9/88       5,000        5,000        16.750           29.687       19.000         8.8

                                                                                                                     LENGTH OF
                                               NUMBER OF                                                              ORIGINAL
                                              SECURITIES                MARKET PRICE                                   OPTION
                                              UNDERLYING    NUMBER OF    OF STOCK AT                               TERM REMAINING
                                                OPTIONS        NEW         TIME OF         EXERCISE        NEW       AT DATE OF
                                               REPRICED      OPTIONS    REPRICING OR     PRICE AT TIME   EXERCISE    REPRICING
        NAME AND POSITION            DATE    OR AMENDED(1)   GRANTED    AMENDMENT($)    OF REPRICING($)  PRICE($)    (IN YEARS)
---------------------------------- --------     ------       ------        ------           ------        ------        ---
FORMER EXECUTIVE OFFICERS
James G. Treybig.................. 12/18/95      37,500       37,500        11.250           17.500       11.250         8.9
  Chief Executive Officer          12/18/92      60,000       30,001        14.625           27.875       14.625         7.2
Donald E. Fowler.................. 12/18/95      20,000       20,000        11.250           17.500       11.250         8.9
  Senior Vice President            12/18/92      10,000        5,001        14.625           27.250       14.625         7.1
                                    12/9/88      12,000       12,000        16.750           29.687       19.000         8.8
Robert G. Gargus.................. 12/18/95      10,000       10,000        11.250           17.500       11.250         8.9
  Vice President and               12/18/92       8,624        6,899        14.625           19.000       14.625         4.0
  Corporate Controller               3/4/91      10,000        5,001        13.250           27.250       13.250         8.9
                                    8/24/88         100          100        13.375           18.700       13.375         1.4
                                    12/9/88       8,624        8,624        16.750           32.500       19.000         8.1
Gerald D. Held.................... 12/18/92      15,000       12,000        14.625           19.000       14.625         4.8
  Senior Vice President, Strategy    3/4/91      10,000        5,001        13.250           27.250       13.250         8.9
  and Corporate Development         8/24/88         100          100        13.375           18.700       13.375         1.4
                                    12/9/88      15,000       15,000        16.750           29.687       19.000         8.8
Anthony Lewis.....................   3/4/91       2,250        1,125        13.250           27.250       13.250         8.9
  Vice President and Controller     8/24/88         100          100        13.375           18.700       13.375         1.4
Robert C. Marshall................ 12/18/95      17,500       17,500        11.250           17.500       11.250         8.9
  Senior Vice President and        12/18/92      25,000       20,000        14.625           19.000       14.625         4.8
  Chief Operating Officer           3/12/91      12,000        6,001        14.375           27.875       14.375         9.0
                                   12/21/88      25,000       25,000        16.500           29.687       19.000         8.8
Stephen C. Schmidt................ 12/18/92      20,000       16,000        14.625           19.000       14.625         4.8
  Senior Vice President and        12/18/92      40,000       32,000        14.625           16.750       14.625         6.0
  General Manager, Tandem           3/27/91       5,000        2,501        13.750           27.250       13.750         8.9
  Systems Products Group            8/24/88         100          100        13.375           18.700       13.375         1.4
                                    12/9/88      20,000       20,000        16.750           29.687       19.000         8.8
Ralph K. Ungermann................  3/12/91      12,000        6,001        14.375           27.875       14.375         9.0
  Senior Vice President,            8/24/88         100          100        13.375           18.750       13.375         9.6
  Ungermann-Bass Group
Thomas J. Klitgaard...............  12/9/88      10,000       10,000        16.750           29.687       19.000         8.8
  Senior Vice President, General    8/24/88         100          100        13.375           18.700       13.375         1.4
  Counsel and Secretary
Thomas L. Chun....................  8/24/88         100          100        13.375           18.700       13.375         1.4
  Vice President, Legal Affairs
  and Secretary
George C. Eckert..................  8/24/88         100          100        13.375           18.700       13.375         1.4
  Vice President and Division
    Manager
Jan E. Jensen.....................  8/24/88         100          100        13.375           18.700       13.375         1.4
  Vice President, Human Resources
Richard A. Lamb...................  8/24/88         100          100        13.375           18.700       13.375         1.4
  Treasurer
Lawrence W. McGraw................  8/24/88         100          100        13.375           18.700       13.375         1.4
  Vice President, Marketing and
  Service Support
Michael Moore..................... 12/18/95       5,000        5,000        11.250           17.500       11.250         8.9
  Vice President Division Manager   8/24/88         100          100        13.375           18.700       13.375         1.4

---------------
(1) On August 24, 1988, the Company repriced options for 100 shares each granted to all eligible employees under the Stock Option Grant Program of the Company's Employee Stock Purchase Plan (the "ESPP").

                  REPORT OF THE COMPENSATION/OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation/Option Committee (the "Committee") reviews and approves the Company's executive compensation policies and sets the compensation of the Company's senior management. In addition, the Committee supervises and manages the Company's stock option programs as they apply to all employees.

EXECUTIVE COMPENSATION

     Philosophy. The Company's executive compensation philosophy is to establish total compensation plans that will attract, motivate, and retain executive officers who are capable of developing and executing the Company's short- and long-term business plans. The principal components of the Company's executive compensation are base salary, annual incentives and stock options. The Company believes that an effective compensation plan should place a significant portion of an executive's total targeted income at risk; therefore, a substantial portion of any executive's total compensation opportunity is defined under the incentive and stock option program.

     The total compensation plans for all executives are reviewed annually. Targets for each component (base salary, incentive and stock options) are adjusted as appropriate based on market data and on both objective and subjective evaluations of each executive's contribution and value to the Company.

     Discussion of Compensation in Excess of $1 Million a Year. In 1993, the Internal Revenue Code of 1986, as amended (the "Code"), was amended to add
Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. At the January 1995 Annual Meeting, the stockholders approved the Senior Executive Incentive Plan (the "SEIP") and amended the Company's 1989 Stock Plan (the "1989 Plan") to qualify certain performance-based compensation paid to executive officers for deductibility under the Code. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

     Compensation Programs and Practices. The total compensation levels are assessed through participation in and review of independent published surveys focusing on competitive executive pay practices, primarily in the computer industry. The surveys provide salary, incentive, and option grant data for executive positions on both an industry-wide and selected peer group basis. The published surveys used for fiscal 1996 were: The TriComp Survey of Executive Compensation; The SC/CHiPS Executive and Senior Management Total Compensation Survey; and The Radford Associates Management Total Compensation Report. The peer group consists of approximately 20 companies in the computer networking industry which are commonly recognized as those which compete with the Company in the marketplace and for talent; which offer jobs similar to those offered by the Company in complexity, scope or responsibility; and which share similar financial characteristics. The selected peer group with which the Company compares its compensation is not necessarily made up of the same companies used to compare stockholder return in the Stock Performance Chart, which is comprised of the S&P 500 and the S&P Computer Systems indices. Sixty-three percent of the companies in the selected peer group are included in the S&P 500 Index, and thirty-eight percent of these companies are included in the S&P Computer Systems Index. The selected peer group may vary from year to year based upon market conditions and changes in both the Company's and the other companies' businesses over time.

     Market comparisons are one means of establishing the Company's target compensation levels for executives. These levels are also determined on subjective assessments of each executive's contribution and value to the Company, as well as internal pay equity comparisons.

     Targeted Cash Compensation, Base Salary, and Annual Incentives. The Company's base pay and annual incentive targets are set at levels to provide total cash compensation that is intended to be at the median targeted total cash compensation of the representative company peer group. If the Company exceeds its annual business plans and performs better than the representative company peer group, the annual incentive targets are designed to provide total cash compensation that is greater than the targeted cash compensation of the select peer group. Conversely, if the Company falls short of its business plans and performance is less than the competitive company peer group, the annual incentive targets are designed to provide total cash compensation that is less than the targeted cash compensation of the select peer group.

     Annual Incentive Plans. The Company has two incentive plans which provide for incentive bonuses to eligible employees based upon the Company's financial performance. Under the plans, a minimum financial performance must be achieved for any payout to occur. If Company performance exceeds the pre-established financial measurements, the incentive paid will be larger than the target. In fiscal 1997, the Company's executive incentive plans will be focused primarily on operating profit and individual contribution to achieving corporate goals. Operating profit at the corporate and Business Unit levels will fund bonus pools for corporate and Business Unit employee groups. For groups with overall corporate responsibilities, the bonus pool will be funded 100% on corporate performance. Business Unit bonus pools will be funded 30% on corporate results and 70% on Business Unit performance. A minimum level of corporate performance will be necessary for any payment under this plan. Payment to individuals will be based on the pool of funds available and the individual contribution as assessed against pre-established goals and objectives.

     Tandem Incentive Plan (the "TIP"). Vice Presidents, Directors and Senior Managers are eligible to participate in the TIP with payments made based on business success and individual achievement. In fiscal 1996, targets were established for executives based on operating profit, excluding UB Networks' operating profit. End of year annual incentive payments were made to a number of the TIP participants for achievement of operating profit targets.

     Senior Executive Incentive Plan. The Chief Executive Officer and all Senior Vice Presidents are eligible to participate in the SEIP. Target compensation as a percentage of base pay is established for senior executives by the date required under the Code or regulations thereunder. Incentive payout criteria consists of one or more of the following: profit, revenue growth expenses, and headcount control; including or excluding subsidiary results and including or excluding nonrecurring items such as extraordinary financial events. In no instance, however, will an annual incentive payment to a single executive be greater than $1,000,000. Generally, participants are measured on operating profits excluding UB Networks' operating profit. End of year annual incentive payments were made to all SEIP participants for achievement of operating profit targets including and excluding UB Networks' operating profit.

     Stock Options. The Committee determined that a need existed to provide additional incentives to employees identified as key to the success of the Company. On December 18, 1995, the Committee approved stock option grants to key employees to provide a needed incentive to them to remain in the employ of the Company and to continue to contribute to the Company's success. Options granted are subject to the Company's standard option terms under which the options vest on a daily basis over a four-year period and expire after a ten-year period. In determining the total number of options granted each year, the Company evaluated competitive grant levels and the impact of option grants on the Company's weighted shares outstanding. The Committee considered published survey data and objective and subjective contribution assessments in determining the number of options granted to its officers.

     Option Repricing. In addition, in December 1995, the Committee agreed that additional incentives were in order due to changing circumstances at the Company and the fact that many of the Company's key employees hold stock options with option prices significantly higher than the current fair market value of the Company's stock. In response, the Company implemented a program under which the management team could exchange a number of higher priced options for the same number of lower priced options. These employees could elect to turn in unexercised options granted on November 15, 1994 priced at $17.50 per share and receive the same number of shares priced at fair market value on December 18, 1995 at $11.25 per share in return. Executive officers elected to participate in this program as shown in the table entitled "Ten-Year Option Repricings" on pages 11 and 12.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     On January 8, 1996, Mr. Pieper became the Company's President and Chief Executive Officer. On October 22, 1996, he became the Company's Vice Chairman of the Board and continued his role as Chief Executive Officer. The Committee will conduct annual reviews of the total compensation plan for Mr. Pieper. The executive philosophy as described above applies equally to Mr. Pieper's compensation plan.

     Because operating profit exceeded a predetermined minimum target, Mr. Pieper received an incentive payment of $56,559 for fiscal 1996 and an additional $200,000 cash bonus for individual performance. Mr. Pieper received stock option grants of 1,200,000 shares, 700,000 of which were granted under the 1997 Plan, which is subject to stockholder approval.

                         COMPENSATION/OPTION COMMITTEE

                        FRANKLIN P. JOHNSON, JR. (CHAIR)
                                 MORTON COLLINS
                             VERA STEPHANIE SHIRLEY

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG TANDEM COMPUTERS INCORPORATED, THE S & P 500 INDEX
                    AND THE S & P COMPUTERS (HARDWARE) INDEX

        MEASUREMENT PERIOD           TANDEM COMPUTERS                         S & P COMPUTERS
      (FISCAL YEAR COVERED)            INCORPORATED          S & P 500          (HARDWARE)
9/91                                               100                 100                 100
9/92                                                91                 111                  83
9/93                                                94                 125                  56
9/94                                               127                 130                  81
9/95                                                94                 169                 117
9/96                                                85                 203                 142

* $100 invested on 9/30/91 in stock or index -- including reinvestment of dividends. Fiscal year ending September 30.

COMPENSATION OF DIRECTORS

     For the 1996 fiscal year, directors who were not officers of the Company were paid an annual retainer of $32,500, plus expenses, payable quarterly. For the same period, the Chairman of the Board was also paid an additional annual retainer of $9,500, which was increased to $50,000 for a period of four years, effective June 1, 1996.

     Directors are eligible to participate in the Company's Charitable Contribution Program (the "Program"). The Program is designed to acknowledge the service of Company directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Pursuant to this program, the Company has purchased life insurance policies on the directors with the Company named as the beneficiary. Not later than five years after the death of any director, the Company will donate $1,000,000 to one or more charitable organizations in the name of the deceased director. Directors may make recommendations as to the recipient organizations. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefit from the Program.

     In addition, under the Stock Option Plan for Non-Employee Directors of Tandem Computers Incorporated (the "Directors' Plan"), each director who is not also an employee of the Company or a subsidiary is automatically granted on the date of the Annual Stockholders Meeting an option to purchase 3,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value on such date. The options vest daily over a four-year period. Vested options become exercisable six months after grant. If a director ceases to be a director within six months of the option grant date, the option is forfeited. A director who ceases to be a director for any reason after six months from the grant date may exercise the vested portion within 12 months following such termination to the extent not previously exercised. All options granted under the Directors' Plan expire 10 years following the date of grant.

     As part of a reconfiguration of the compensation package for the Chairman of the Board, the Board approved an option grant to purchase 90,000 shares of the Company Common Stock at a price equal to the closing price of such shares on August 15, 1996, as reported by the New York Stock Exchange, to Thomas J. Perkins, in his capacity as Chairman of the Board, under the Company's 1997 Plan, as defined below, subject to stockholder approval. In general, options to purchase shares of the Company's Common Stock vest daily over a period of four years, are not exercisable for a period of six months from the effective date, and expire 10 years from the effective date. In addition, on February 15, 1996, each person who was a non-employee director as of February 15, 1996 automatically received an option for 15,000 shares of Common Stock subject to stockholder approval. Persons first becoming Non-Employee Directors after such date (other than a person who previously had been an employee) will receive an option for 15,000 shares of Common Stock at that time. In addition, on February 15, 1996, each person who was both a non-employee director and the chairman of the Audit Committee, the Committee and/or the Nominating Committee as of February 15, 1996 automatically received an option for 10,000 shares of Common Stock with respect to each chairmanship. Persons first becoming chairmen of these committees after such date shall receive an option for 10,000 shares of Common Stock with respect to each chairmanship at that time.

     Upon the appointment of Messrs. Kavner and Vieux to the Board of Directors, they each received an automatic non-discretionary option to purchase 15,000 shares, to be granted from the 1997 Plan, as defined below, subject to stockholder approval.

                 CERTAIN TRANSACTIONS AND EMPLOYMENT AGREEMENTS

     Certain Transactions. During the 1996 fiscal year, the Company guaranteed bank loans under a $5,000,000 bank line of credit to Lawrence A. Laurich (Vice President, Systems Development), Robert C. Marshall (former Senior Vice President and Chief Operating Officer), Gerald L. Peterson (Senior Vice President and General Manager, ServerNet Business Unit), and Gerd Stoecker (Vice President and Treasurer) in the aggregate principal amounts of $514,449, $1,285,685, $1,397,504, $371,543, respectively, plus interest, which were the largest aggregate principal amounts outstanding under such guarantees in fiscal 1996, of which $2,271,998 was outstanding on September 30, 1996. Mr. Laurich paid $129,447, which was applied against the balance on November 13, 1996. Mr. Marshall paid his loan in full on January 5, 1996. Mr. Peterson paid $120,000, which was applied against the balance on December 9, 1996. The Company has not had to perform under the guarantees.

     On January 5, 1996, the Company loaned Mr. Robert C. Marshall $1,335,307, bearing interest at 8.25% for a term of one year. On January 8, 1996, Mr. Marshall paid $400,000 of the January 5, 1996 loan. On May 14, 1996, Mr. Marshall paid in full the January 5, 1996 loan. During fiscal 1996, the largest aggregate principal amount outstanding under this loan and the bank loan guarantee discussed above was $1,335,307 of which none was outstanding as of September 30, 1996.

     On October 12, 1993, the Company loaned Mr. Roel Pieper $350,000 and $150,000, bearing interest of 7.00% and 8.25%, both due on October 16, 1997. On June 14, 1994, the Company loaned Mr. Pieper an additional $150,000, bearing interest of 8.25% due on June 16, 1998. On October 12, 1995, the Company adjusted the interest rates on the first two loans. The new interest rate for these loans was 9.75% with all other terms of the loans to remain the same. On February 6, 1996, Mr. Pieper paid the above mentioned loans in full. During fiscal 1996, the largest aggregate principal amount outstanding under these loans was $602,386 of which none was outstanding as of September 30, 1996.

     On February 28, 1995, the Company loaned Mr. Peterson $58,972 bearing interest at 10.00% for a term of six months. On August 28, 1995, the Company renewed the February 28, 1995 loan for the same amount bearing interest at 9.75%. On February 28, 1996, the Company renewed the loan for one year for the same amount bearing interest at 9.25%. The principal and interest on the loan is due February 28, 1997. On December 9, 1996, Mr. Peterson paid the loan in full.

     On June 19, 1995, the Company loaned Mr. Peterson $25,000 bearing interest at 9.75% for a term of six months. On December 19, 1995, the Company renewed the June 19, 1995 loan for the same amount bearing interest at 9.25%. On June 19, 1996, the Company renewed the December 19, 1995 loan for the same amount bearing the same interest rate at 9.25%. The principal and interest on this loan is due December 19, 1996. On December 9, 1996, Mr. Peterson paid the loan in full.

     On August 28, 1995, the Company loaned Mr. Peterson $32,583 bearing interest at 9.75% for a term of six months. On February 28, 1996, the Company renewed the August 28, 1995 loan for the same amount bearing interest at 9.25%. On August 28, 1996, the Company renewed the February 28, 1996 loan for the same amount bearing the same interest rate at 9.25%. The principal and interest on this loan is due February 28, 1997. On December 9, 1996, Mr. Peterson paid the loan in full.

     On November 28, 1995, the Company loaned Mr. Peterson $32,583 bearing interest at 9.75% for a term of six months. Mr. Peterson is making semi-monthly principal payments of five hundred dollars for the term of the loan. On May 28, 1996, the Company renewed the November 28, 1995 loan under the same terms bearing the same interest at 9.25% The principal and interest on this loan is due November 28, 1996. On December 9, 1996, Mr. Peterson paid the loan in full.

     On February 28, 1996, the Company loaned Mr. Peterson $32,583 bearing interest at 9.25% for a term of six months. On August 28, 1996, the Company renewed the February 28, 1996 loan for the same amount at the same interest at 9.25%. The principal and interest on this loan is due February 28, 1997. On December 9, 1996, Mr. Peterson paid the loan in full.

     On August 28, 1996, the company loaned Mr. Peterson $28,180 bearing interest at 9.25% for a term of six months. The principal and interest on this loan is due February 28, 1997. On December 9, 1996, Mr. Peterson paid the loan in full.

     During fiscal 1996, the largest aggregate principal amount outstanding under the loans discussed above and the bank loan guarantee discussed above was $1,607,405 of which $1,598,405 was outstanding as of September 30, 1996. As of December 10, 1996, all of Mr. Peterson's Tandem short-term loans had been paid in full and the balance of his indebtedness under the Company's guaranteed bank line of credit was $1,280,864.

     Employment Agreements. On May 19, 1995, the Company entered into employment agreements with a number of its executive officers, including Messrs. Pieper, Friedrich, Peterson and Rynne. Mr. Pieper's employment agreement was superseded by a new employment agreement dated January 8, 1996. Mr. Friedrich's employment agreement was amended on January 1, 1996 and again on May 2, 1996 upon assumption of new duties. The agreements for Peterson and Rynne were amended on January 1, 1996. The Company entered into an employment agreement with Mr. Losier on February 21, 1996. The employment agreements, as amended, will expire on September 30, 1998 and may be renewed for successive 12-month terms at the sole discretion of the Company.

     The agreements provide each executive with specified payments and benefits if, during the term of the agreement, the executive's employment is terminated by the Company without cause or constructively (collectively referred to as "involuntary termination"). Upon involuntary termination, an executive will receive: (i) his/her base salary through the date of termination of employment;
(ii) his/her prorated annual bonus; (iii) a lump sum payment equal to three times the executive's annual base salary and 100% of the executive's potential annual incentive target bonus; (iv) benefits under the Company's employee benefits plan and fringe benefits for a period of three years from date of termination; (v) a Company contribution to the Company's Deferred Compensation Plan on the executive's behalf in the amount of $750,000 for the Chief Executive Officer, from $750,000 to $500,000 for Senior Vice Presidents and $300,000 for Vice Presidents who receive employment agreements; (vi) outplacement services in the amount of $50,000; and (vii) a three-year extension of the executive's Company loans or loan guarantees.

     Special provisions apply in the event of a Change in Control which is publicly announced during the term of the employment agreement. For purposes of the agreement, a Change in Control is defined as the acquisition of 85% or more of the Company's outstanding voting securities by a third party or a majority change in the composition of the board of directors. Upon involuntary termination of employment after a Change in Control, an executive will be entitled to a lump sum payment equal to two and one-half rather than three times his/her salary and potential annual incentive target bonus and will also receive benefits under the Company's employee benefits plan and fringe benefits for a period of three years from date of termination and outplacement services in the amount of $50,000, and the executive will be entitled to his/her full rather than pro-rated annual bonus. In connection with a Change in Control, an executive will be entitled to two special bonuses: (i) $750,000 for the Chief Executive Officer and $300,000 for each other executive upon announcement of a letter of intent or definitive agreement with respect to a Change in Control ("Change in Control Announcement"), and (ii) an amount equal to the sum of an executive's annual base salary plus 100% of an executive's incentive target bonus payable upon closing when a Change in Control occurs or the executive in question is involuntarily terminated upon a Change in Control Announcement.

     Mr. Treybig's employment agreement was amended on January 10, 1996, concurrently with his resignation from the Company, to provide that he would receive the same payments and benefits he would be entitled to if he was terminated for "Good Reason." See the Summary Compensation Table on page 7.

     The employment agreements provide for an executive to be retained by the Company after the Change in Control for an additional year. In the event of a Change in Control, an executive will also be entitled to a full gross-up payment for any excise taxes incurred under Section 2808 of the Code.

     No payments are payable under the agreements in the event of an executive's termination for cause or an executive's voluntary termination of employment.

           APPROVAL OF ADOPTION OF THE TANDEM COMPUTERS INCORPORATED
                                1997 STOCK PLAN

     In February 1996, the Board of Directors adopted the Tandem Computers Incorporated 1997 Stock Plan (the "1997 Plan"), subject to approval by the stockholders.

     The Board of Directors believes that stock options and stock issuances are invaluable tools for the recruitment, retention, and motivation of qualified employees, including officers, and other persons who can contribute materially to the Company's success. The Company has used stock options for such purposes since its inception under various plans. The Tandem Computers Incorporated 1989 Stock Plan (the "1989 Plan") had, as of November 22, 1996, only 3,796,542 shares remaining available for issuance pursuant to new option grants. The Board of Directors believes that it is important to have additional shares available to provide adequate flexibility to meet future needs. The Board of Directors therefore adopted the 1997 Plan to increase the number of shares available by 1,115,000 shares to be effective immediately, subject to the approval of the Company's stockholders.

     An explanation of the 1997 Plan and a summary of its significant provisions are set forth below. Provisions applicable only to optionees in certain European countries are not discussed. A copy of the full 1997 Plan may be reviewed by stockholders by contacting Michelle LaVally at the offices of the Company at 10435 N. Tantau Avenue, Cupertino, California 95104, during normal business hours. The following summary is qualified in its entirety by reference to the 1997 Plan document itself.

ADMINISTRATION

     The 1997 Plan is administered by the Committee consisting of two or more members of the Board of Directors. The composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Committee has the authority to (i) select persons to be granted options, or granted or sold stock; (ii) determine the number of shares for each such option, stock grant, or sale; (iii) fix the terms and conditions of options, stock grants, and stock sales; (iv) designate options as incentive stock options ("ISOs"), for the purpose of qualifying under Section 422 of the Code, or as nonstatutory stock options; (v) amend the terms of any outstanding option, but any amendment which would adversely affect the optionee's rights shall not be made without the optionee's written consent; (vi) cancel any outstanding option or accept any outstanding option in exchange for a new option; and (vii) adopt, amend and rescind rules and regulations regarding the 1997 Plan and interpret the 1997 Plan and any option or stock agreement entered into pursuant to the 1997 Plan.

AGGREGATE SHARES SUBJECT TO THE 1997 PLAN

     The aggregate number of shares which may be issued under the 1997 Plan, whether pursuant to the exercise of options or otherwise, may not exceed (i) 1,115,000 shares, plus (ii) the total number of shares that remain available for issuance under the Company's 1989 Stock Plan on the 1997 Annual Meeting date. As of November 22, 1996, there were 3,796,542 shares available under the Company's 1989 Stock Plan. Upon approval of the 1997 Plan, there will be no shares available for new grants under the Company's 1989 Stock Plan since such shares will have been transferred to the 1997 Plan. All shares issued under the 1997 Plan will be authorized but unissued or reacquired shares of Common Stock of the Company. Shares for which options were granted under either the 1989 Plan or 1997 Plan that have ceased to be exercisable may again be issued under the 1997 Plan. Shares of Common Stock repurchased by the Company pursuant to repurchase rights retained under the 1989 Plan or 1997 Plan or withheld by the Company to satisfy applicable tax obligations shall not be available for subsequent option grants or stock issuances under the 1997 Plan. In the event that the Company is a party to a merger or other reorganization, outstanding options and shares subject to a restricted stock agreement shall be subject to the agreement of merger or reorganization.

ELIGIBILITY

     Such regular employees (including officers and directors who are bona fide employees), non-employee directors, independent contractors, and consultants of the Company or an affiliate of the Company as the Committee, in its discretion, shall designate from time to time, are eligible to have granted to them the options or Common Stock provided for by the 1997 Plan. Only employees of the Company or a subsidiary shall be eligible to receive ISOs. As of September 30, 1996, the Company had 7,938 full-time equivalent employees, including 1,070 full-time equivalent employees of UB Networks.

PURCHASE PRICE AND TERMS

     An individual receiving an option grant shall enter into a stock option agreement which may contain such terms, provisions, and conditions as may be determined by the Committee. If an option, or any part thereof, is intended to qualify as an ISO, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it. If Common Stock is sold or transferred subject to restrictions, the Committee shall enter into an agreement with the recipient evidencing such restrictions.

     The exercise price of the Common Stock covered by each ISO shall not be less than the per share fair market value of such Common Stock on the date the option is granted. The exercise price of the Common Stock covered by each nonqualified stock option shall be as determined by the Committee, but not less than fifty percent (50%) of the per share fair market value of such Common Stock on the date the option is granted. In the case of a nonqualified stock option intended to be exempt from the deduction limitation of Section 162(m) of the Code, the exercise price shall not be less than one hundred percent (100%) of market value. In the case of an ISO granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or a subsidiary, the exercise price shall not be less than 110 percent (110%) of the fair market value of such Common Stock on the date the option is granted. On December 2, 1996, the closing price for the Company's Common Stock on the New York Stock Exchange was $14 per share.

     The Committee shall determine the term of each option granted under the 1997 Plan, which shall not be more than ten years; provided, however, that in the case of an option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or a subsidiary, the term of each ISO shall be no more than five years.

     Options granted to any employee in a single fiscal year shall in no event cover more than 700,000 shares of stock, subject to adjustment upon a recapitalization, stock split, or similar event.

     Payment of the purchase price upon exercise of any option granted under the 1997 Plan shall be made (i) in cash, (ii) with shares of Common Stock owned by the optionee, (iii) by delivery of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Common Stock, (iv) by delivery of the optionee's promissory note with such recourse, interest, security and redemption provisions as the Committee in its discretion determines appropriate, or (v) in any combination of the foregoing. Any Common Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

     The consideration for Common Stock issued under the 1997 Plan shall be as the Committee deems appropriate, including past services; provided, however, that such consideration shall have a fair market value at least equal to fifty percent (50%) of the fair market value of the Common Stock on the date of issuance. Stock issued subject to restrictions shall be evidenced by a written agreement which can be amended by the Committee, but such amendments shall not adversely affect an individual's rights without his or her consent.

ADDITIONAL TERMS AND CONDITIONS OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS

     On February 15, 1996, each person who was a non-employee director as of February 15, 1996 automatically received an option for 15,000 shares of Common Stock subject to stockholder approval. Persons first becoming Non-Employee Directors after such date (other than a person who previously had been an employee) will receive an option for 15,000 shares of Common Stock at that time. In addition, on February 15, 1996, each person who was both a non-employee director and the chairman of the Audit Committee, the Committee and/or the Nominating Committee as of February 15, 1996 automatically received an option for 10,000 shares of Common Stock with respect to each chairmanship. Persons first becoming chairmen of these committees after such date shall receive an option for 10,000 shares of Common Stock with respect to each chairmanship at that time.

     The term of these options shall be ten years, and the exercise price of the Common Stock covered by each option granted shall be equal to the per share fair value of such Common Stock on the date the option is granted.

     On the date that a non-employee director ceases to be a member of the Board for any reason (the "Cessation Date"), all unexercisable options held by such Director as of that date shall immediately terminate and all exercisable options shall terminate at the earlier of (i) the end of the 12-month period following the Cessation Date or (ii) the date the option would otherwise expire. Notwithstanding the foregoing, an option granted to a non-employee director pursuant to the 1997 Plan within the six-month period that ends on the Cessation Date shall automatically and immediately terminate on the Cessation Date.

     Non-employee directors shall enter into stock option agreements containing such terms, provisions and conditions as may be determined by the Committee not inconsistent with the 1997 Plan.

ADJUSTMENT UPON RECAPITALIZATION

     The 1997 Plan provides for appropriate adjustment by the Committee of the number and price of shares subject to outstanding rights and the number of shares and option price of any outstanding options and of the aggregate number of shares available for issuance under the 1997 Plan in the event of a reorganization, stock split, combination of shares, stock dividend or other recapitalization of the Company.

TERM OF THE 1997 PLAN, AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, suspend, or discontinue the 1997 Plan, subject to the requirement that amendments be approved by the stockholders to the extent required by applicable laws, regulations or rules. Unless earlier terminated by the Board of Directors, the 1997 Plan will be in effect until February 15, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of the ISOs and nonstatutory stock options ("NSOs") under the 1997 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

     An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be added to an optionee's alternative minimum taxable income, which may subject an optionee to the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will generally be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not have a deduction for this gain.

NEW PLAN BENEFITS

     The Committee has full discretion to determine the number and amount of options and stock awards to be granted to participants under the 1997 Plan, subject to an annual limitation on the total number of options that may be granted to any participant. Notwithstanding the foregoing, the Committee shall have no discretion as to certain grants to non-employee directors described above. The following grants have been approved by the Committee or have occurred automatically under the 1997 Plan, subject to stockholder approval:

                                                    NUMBER OF SHARES                     EXERCISE
                       GRANTEE                     UNDERLYING OPTIONS     GRANT DATE      PRICE
    ---------------------------------------------  ------------------     ----------     --------
    Roel Pieper..................................         200,000            8/15/96     $ 10.625
                                                          250,000            8/15/96       18.750
                                                          250,000            8/15/96       23.500
    Thomas J. Perkins............................          90,000            8/15/96       10.750
                                                           15,000            2/15/96       10.375
                                                           10,000            2/15/96       10.375
    Jack F. Bennett..............................          15,000            2/15/96       10.375
    Morton Collins...............................          15,000            2/15/96       10.375
                                                           10,000            2/15/96       10.375
    Franklin P. Johnson, Jr. ....................          15,000            2/15/96       10.375
                                                           10,000            2/15/96       10.375
                                                           10,000            7/29/96       10.375
    Robert M. Kavner.............................          15,000            4/29/96       12.500
    Vera Stephanie Shirley.......................          15,000            2/15/96       10.375
    Robert G. Stone, Jr..........................          15,000            2/15/96       10.375
    Alex S. Vieux................................          15,000            7/29/96       10.375
    Walter B. Wriston............................          15,000            2/15/96       10.375
    Enrico L. Pesatori...........................         150,000           10/22/96       12.000
                                                        ---------
                                                        1,115,000
                                                        =========

ASSIGNABILITY

     Options granted pursuant to the 1997 Plan shall not be transferable other than by will or the laws of descent and distribution.

WITHHOLDING OF SHARES

     To the extent permitted by the option agreement, an optionee may satisfy federal, state and local tax obligations incident to the exercise of stock options under the 1997 Plan or other purchase or receipt of Common Stock under the 1997 Plan, with shares of the Company's Common Stock.

RESTRICTION ON TRANSFER OF SHARES

     The Common Stock acquired pursuant to the 1997 Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the stockholders of the Company at the time such Common Stock is acquired, as well as to such other restrictions as the Committee shall deem advisable.

CHANGE IN CONTROL

     Upon the actual consummation of a Change in Control (as hereinafter defined), all outstanding repurchase rights of the Company shall automatically expire and cease to have effect with respect to any and all shares of Common Stock purchased under the 1997 Plan, and all outstanding options shall immediately become exercisable in full. The foregoing notwithstanding, the Board may make other provisions in connection with such Change in Control or any attempt to effect such Change in Control.

     A Change in Control shall be deemed to be effected upon (i) the acquisition by any individual, firm, partnership, corporation or other entity (other than the Company or an entity controlling, controlled by or under common control of the Company) of beneficial ownership of eighty-five percent (85%) or more of the Company's outstanding voting securities in a transaction which the majority of the continuing directors does not at any time recommend to the Company's stockholders to accept or approve, or (ii) a change in the composition of the Board over any period of thirty-six consecutive months or less such that a majority of the Board ceases to be comprised of individuals who either were continuing directors at the start of such period or were elected or nominated for election as Board members during such period by a majority of the continuing directors at that time.

USE OF PROCEEDS

     Any cash proceeds realized from the sale of Common Stock pursuant to options granted or Common Stock issued under the 1997 Plan shall constitute general funds of the Company.

REQUIRED VOTE

     The adoption of the 1997 Plan requires the affirmative vote of not less than a majority of the shares of Common Stock represented and voting at the Annual Meeting of Stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TANDEM COMPUTERS INCORPORATED 1997 STOCK PLAN.

                      RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year effective November 12, 1996, subject to ratification by the stockholders. Representatives of Ernst & Young LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Company's Board of Directors held six meetings during the 1996 fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve, except for Messrs. Johnson, Stone and Wriston who were unable to attend certain meetings due to other commitments.

     The Board of Directors of the Company has appointed an Audit Committee, Nominating Committee and Compensation/Option Committee of the Board.

     The current members of the Audit Committee are Messrs. Bennett, Collins and Johnson. The Audit Committee held four meetings during the 1996 fiscal year. Its functions are to monitor the effectiveness of the audit effort, to supervise the Company's financial and accounting organization and financial reporting, and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed. The Audit Committee also reviews non-audit services to be performed on the Company's behalf by the selected public accounting firm.

     The current members of the Nominating Committee are Messrs. Johnson, Perkins, Stone and Wriston. The Nominating Committee held one meeting during the 1996 fiscal year. The Nominating Committee's function is to select nominees for election as directors. The Nominating Committee will consider nominees recommended by stockholders. Such recommendations should be submitted in writing to the Nominating Committee in care of the Secretary of the Company at its address set forth on the front page of this Proxy Statement. Each recommendation must include a statement setting forth information as to the proposed nominee as required under the Company's By-Laws.

     The current members of the Compensation/Option Committee are Messrs. Collins and Johnson and Mrs. Shirley. The Compensation/Option Committee held seven meetings during the 1996 fiscal year. The Compensation/Option Committee's functions are to determine and supervise compensation to be paid to officers and directors of the Company and to supervise and manage the Company's Employee Stock Purchase Plan and stock option plans.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received at the offices of the Company, 19333 Vallco Parkway, Cupertino, California 95014, not later than August 12, 1997.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

     By order of the Board of Directors,

                                          JOSEPHINE T. PARRY
                                          Secretary

PROXY


                         TANDEM COMPUTERS INCORPORATED

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR ANNUAL MEETING JANUARY 28, 1997



        Thomas J. Perkins and Roel Pieper, or either of them, each with the power of substitution, are hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Annual Meeting of Stockholders of Tandem Computers Incorporated to be held on Tuesday, January 28, 1997, or at any adjournment or postponement of the Annual Meeting.

        Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF TWO CLASS II DIRECTORS AND FOR ITEMS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                        PLEASE MARK
                                                        VOTES AS IN    /X/
                                                        THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF TWO CLASS II DIRECTORS AND FOR ITEMS 2 AND 3.


1.  Election of Director:
                                                  FOR            WITHHELD
    Nominee:  Franklin P. Johnson, Jr.            / /              / /
    Nominee:  Thomas J. Perkins                   / /              / /


                                               FOR      AGAINST     ABSTAIN
2.  To consider and vote upon a proposal
    to adopt the Tandem Computers              / /        / /         / /
    Incorporated 1997 Stock Plan.

3.  To ratify the appointment of Ernst &
    Young LLP as the Company's independent     / /        / /         / /
    auditors.

4.  Upon any other matters which might
    properly come before the meeting.


The shares represented by this proxy are not held in nominee       / /
name, and duplicate annual reports are being sent to the addresses listed. Please do not send annual reports to the account listed on this proxy.


                                    MARK HERE FOR ADDRESS
                                    CHANGE AND NOTE AT LEFT        / /


                                    PLEASE MARK, DATE, SIGN AND RETURN




Signature(s)                                                  Date
            ------------------------------------------------      --------------
Please sign exactly as your name appears on this proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

PROXY


                         TANDEM COMPUTERS INCORPORATED

        PROXY SOLICITED BY TRUSTEE OF THE TANDEM COMPUTERS INCORPORATED
                         EMPLOYEE STOCK OWNERSHIP PLAN
                      FOR ANNUAL MEETING JANUARY 28, 1997


        The Trustee of the Tandem Computers Incorporated Employee Stock Ownership Plan is hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned that (i) have been allocated to the account of the undersigned or (ii) have not been allocated to the account of the undersigned but for which the undersigned is entitled to give voting direction, at the Annual Meeting of Stockholders of Tandem Computers Incorporated to be held on Tuesday, January 28, 1997, or at any adjournment or postponement of the Annual Meeting.

        Listed on the reverse of this card are the number of shares of Tandem Computers Incorporated Common Stock allocated to your account in the Tandem Computers Incorporated Employee Stock Ownership Plan. YOU MAY DIRECT THE TRUSTEE TO VOTE SUCH SHARES AND YOUR PRO RATA PORTION OF THE UNALLOCATED SHARES REPRESENTED BY THIS PROXY AT THE ANNUAL MEETING. IF A VOTE IS NOT SPECIFIED, THE TRUSTEE SHALL VOTE YOUR SHARES IN THE SAME PROPORTION AS THE SHARES HELD IN THE PLAN FOR WHICH VOTING DIRECTION HAS BEEN RECEIVED.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                        PLEASE MARK
                                                        VOTES AS IN    /X/
                                                        THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF TWO CLASS II DIRECTORS AND FOR ITEMS 2 AND 3.


1.  Election of Director:                         FOR            WITHHELD

    Nominee:  Franklin P. Johnson, Jr.            / /              / /
    Nominee:  Thomas J. Perkins                   / /              / /


                                               FOR      AGAINST     ABSTAIN
2.  To consider and vote upon a proposal
    to adopt the Tandem Computers              / /        / /         / /
    Incorporated 1997 Stock Plan.

3.  To ratify the appointment of Ernst &
    Young LLP as the Company's independent     / /        / /         / /
    auditors.

4.  Upon any other matters which might
    properly come before the meeting.


The shares represented by this proxy are not held in nominee       / /
name, and duplicate annual reports are being sent to the addresses listed. Please do not send annual reports to the account listed on this proxy.


                                    MARK HERE FOR ADDRESS
                                    CHANGE AND NOTE AT LEFT        / /


                                    PLEASE MARK, DATE, SIGN AND RETURN




Signature(s)                                                  Date
            ------------------------------------------------      --------------
Please sign exactly as your name appears on this proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE